SCHEDULE 14A

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INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Glen Burnie Bancorp

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[GLEN BURNIE BANCORP LETTERHEAD]

April 17, 2012

Dear Fellow Stockholder:

You are cordially invited to attend the 2012 Annual Meeting of Stockholders of Glen Burnie Bancorp (the “Company”) to be held at Michael’s Eighth Avenue, 7220 Grayburn Drive Glen Burnie, Maryland on Thursday, May 10, 2012 at 2:00 p.m.

The accompanying notice and proxy statement describe the formal business to be transacted at the meeting which includes the election of directors and authorization for the Board of Directors to select the Company’s auditors for the 2012 fiscal year.

Enclosed with this proxy statement are a proxy card and an Annual Report to Stockholders for the 2011 fiscal year. During the meeting, we will report on the operations of the Company’s wholly-owned subsidiary, The Bank of Glen Burnie. Directors and officers of the Company as well as representatives of TGM Group LLC, our independent auditors, will be present to respond to any questions the stockholders may have.

ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares you own. If you plan to attend the meeting, please check the box on the enclosed form of proxy.

Sincerely,

John E. Demyan	Michael G. Livingston
Chairman	President and Chief
Executive Officer

GLEN BURNIE BANCORP

101 Crain Highway, S.E.

Glen Burnie, Maryland 21061

(410) 766-3300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 10, 2012

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of Glen Burnie Bancorp (the “Company”) will be held at Michael’s Eighth Avenue, 7220 Grayburn Drive, Glen Burnie, Maryland on Thursday, May 10, 2012 at 2:00 p.m., Eastern Time.

A proxy statement and proxy card for the Annual Meeting accompany this notice.

The Annual Meeting has been called for the following purposes:

1.	To elect three directors;

2.	To authorize the Board of Directors to accept the selection of the Audit Committee of an outside auditing firm for the 2012 fiscal year; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 9, 2012 are the only stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

You are requested to complete and sign the accompanying proxy card, which is solicited by the Board of Directors and to mail it promptly in the accompanying envelope. The proxy card will not be used if you attend and vote at the Annual Meeting in person.

BY ORDER OF THE BOARD OF DIRECTORS

Barbara J. Elswick
secretary

Glen Burnie, Maryland

April 17, 2012

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Important Notice Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on May 10, 2012

The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy, and 2011 Annual Report are available at www.cfpproxy.com/5065.

PROXY STATEMENT

OF

GLEN BURNIE BANCORP

101 Crain Highway, S.E.

Glen Burnie, Maryland 21061

ANNUAL MEETING OF STOCKHOLDERS

May 10, 2012

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Glen Burnie Bancorp (the “Company”) to be used at the 2012 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof (hereinafter called the “Annual Meeting”) which will be held at Michael’s Eighth Avenue, 7220 Grayburn Drive, Glen Burnie, Maryland on Thursday, May 10, 2012 at 2:00 p.m., Eastern Time. The accompanying Notice of Annual Meeting and form of proxy and this Proxy Statement are being first mailed to stockholders on or about April 17, 2012.

VOTING AND REVOCABILITY OF PROXIES

Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are given, signed proxies will be voted for the nominees named below and for the proposal to authorize the Board of Directors to accept the selection of the Audit Committee of an outside auditing firm for the 2012 fiscal year. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

Stockholders who execute proxies retain the right to revoke them at any time prior to being voted. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to Barbara J. Elswick, the Secretary of the Company, at the address above or by the filing of a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a stockholder attends the Annual Meeting and votes in person. The presence of a stockholder at the Annual Meeting will not revoke such stockholder’s proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The securities entitled to vote at the Annual Meeting consist of the Company’s common stock, par value $1.00 per share (the “Common Stock”). Stockholders of record as of the close of business on April 09, 2012 (the “Record Date”) are entitled to one vote for each share then held. At the Record Date, the Company had 2,726,516 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting. Persons and groups beneficially owning in excess of 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The following table sets forth, as of the Record Date, certain information as to the Common Stock beneficially owned by all persons who were known to the Company to beneficially own more than 5% of the Common Stock outstanding at the Record Date.

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	Amount and Nature		Percent of Shares
Name and Address	of Beneficial		Of Common Stock
of Beneficial Owner	Ownership[1]		Outstanding

John E. Demyan	283,782	[2]	10.41%
101 Crain Highway, S.E.
Glen Burnie, Maryland 21061

Frederick W. Kuethe, III	156,502	[3]	5.74%
377 Swinton Way
Severna Park, Maryland 21032

Marrian K. McCormick	163,203	[4]	5.99%
8 Oak Lane
Glen Burnie, Maryland 21061

Edward M. Kuethe	138,406	[5]	5.08%
P.O. Box 218
Glen Burnie, Maryland 21060

Wellington Management Company, LLP	265,178	[6]	9.73%
280 Congress Street
Boston, Massachusetts 02210

[1]	Rounded to nearest whole share. For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock or has a right to acquire beneficial ownership at any time within 60 days from the Record Date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals or group exercise sole voting and investment power over the shares of the Common Stock.

[2]	Includes 282,782 shares held by Mr. Demyan individually and 1,000 shares held by Mrs. Demyan.

[3]	Includes 21,004 shares held jointly, 1,151 shares held by Mr. Kuethe individually, 6,433 shares held by Mr. Kuethe for the benefit of a minor child, 522 shares held by Mrs. Kuethe individually, and 6,432 shares held by Mrs. Kuethe for the benefit of a minor child. Each disclaims beneficial ownership to the shares owned individually by the other. Also includes 120,960 shares held by Mr. Kuethe as one of the trustees for The Kuethe Family Educational Trust.

[4]	Includes 2,417 shares held by Mrs. McCormick individually, 19,594 shares held by Mrs. McCormick for the benefit of minor children, 20,242 shares held by Mrs. McCormick jointly with others, and 120,960 shares held by Mrs. McCormick as one of the trustees for The Kuethe Family Educational Trust.

[5]	Includes 1 share held by Mr. Kuethe individually, 17,445 shares held by Mr. Kuethe for the benefit of minor children and 120,960 shares held by Mr. Kuethe as one of the trustees for The Kuethe Family Educational Trust.

[6]	Includes 265,178 shares held by Wellington Management with shared power to vote or to direct the vote.

PROPOSAL I — ELECTION OF DIRECTORS

The Board of Directors currently consists of 11 directors. Under the Company’s Articles of Incorporation, directors are divided into three classes and elected for terms of three years each and until their successors are elected and qualified. The Board has nominated Norman E. Harrison, Jr., Michael G. Livingston, and Edward L. Maddox for election as directors to serve for terms of three years each and until their successors are elected and qualified. Under Maryland law, directors are elected by a plurality of all votes cast at a meeting at which a quorum is present.

Unless contrary instruction is given, the persons named in the proxies solicited by the Board of Directors will vote each such proxy for the election of the named nominees. If any of the nominees is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board may recommend or the Board may reduce the size of the Board to eliminate the vacancy. At this time, the Board does not anticipate that any nominee will be unavailable to serve.

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The following table sets forth, for each nominee and each continuing director, his or her name, age as of the Record Date, the year he or she first became a director of the Company, the expiration of his or her current term, and whether such individual has been determined by the Board to be “independent” as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules. Each nominee and continuing director is also a member of the Board of Directors of The Bank of Glen Burnie (the “Bank”) and GBB Properties, Inc. (“GBB Properties”). There are no known arrangements or understandings between any director or nominee for director of the Company and any other person pursuant to which such director or nominee has been selected as a director or nominee.

			Current
		Director	Term
Name	Age	Since	to Expire	Independent

Board Nominees for Term to Expire in 2015

Norman E. Harrison, Jr.	66	2005	2012	Yes
Michael G. Livingston	58	2005	2012	No
Edward L. Maddox	61	2005	2012	Yes

Directors Continuing in Office

Thomas Clocker	77	1995	2013	Yes
F. William Kuethe, Jr.	79	1995	2013	No
William N. Scherer, Sr.	89	1995	2013	Yes
Karen B. Thorwarth	55	1995	2013	Yes
John E. Demyan	64	1995	2014	No
Charles Lynch, Jr.	58	2003	2014	Yes
F. W. Kuethe, III	52	1992	2014	No
Mary Lou Wilcox	64	1997	2014	Yes

Presented below is certain information concerning the nominees and directors continuing in office. Unless otherwise stated, all directors and nominees have held the positions indicated for at least the past five years.

Norman E. Harrison, Jr., has 38 years of experience as a certified public accountant. He is a founding partner of Harrison & Company, LLC a public accounting firm specializing in auditing, accounting, taxes and consulting. Prior to opening his present company, Mr. Harrison was a senior partner responsible for managing the Baltimore office of Stegman & Company, P.A., a large regional public accounting firm. Mr. Harrison is a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. He currently serves as an advisory board or board member of several non profit organizations and a privately held corporation. Mr. Harrison is well qualified to serve as a member of the Company’s Board due to his extensive finance and accounting experience.

Michael G. Livingston became President and Chief Executive Officer on January 1, 2008. Prior to that date, he was Deputy Chief Executive Officer and Executive Vice President since August 2004 and became a Director on January 1, 2005. Mr. Livingston was a Senior Vice President from January 1998 until August 2004 and had been Chief Lending Officer of the Bank from 1996 until August 2004. He served as Deputy Chief Operating Officer from February 14, 2003 through December 31, 2003 and was appointed the Chief Operating Officer effective January 1, 2004. Mr. Livingston is well qualified to serve as a member of the Company’s Board due to his more than 15 years experience as a member of the Bank’s senior management and detailed knowledge of the Company’s operations and banking industry.

Edward L. Maddox has 32 years of professional experience in the financial services industry.  From 1992-2009 he was a consultant with Automated Financial Systems providing expertise to major U.S. banks in the areas of profitability reporting, commercial lending revenue enhancement and international cash management products.  During his career Mr. Maddox worked in the operations division of First National Bank of Maryland and the Equitable Trust Company.  He was a member of the Adjunct Faculty at Loyola College from 1980–1985 while serving as the director of consulting for Commercial Banking Funds Management with Littlewood, Shain & Company.   In 2003, Governor Robert L. Ehrlich appointed Mr. Maddox to the Maryland State Information Technology Board.  He served as a Delegate on the Greater Severna Park Council from 1979-1982 and 1989-1993.  He currently serves on the Shipley’s Choice Community Association’s Board of Directors where he has held several leadership positions including a three-year term as President. Mr. Maddox is well qualified to serve as a member of the Company’s Board due to his broad experience in and familiarity with the financial services industry and the Company’s business.

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Thomas Clocker is a retired businessman and the former owner/operator of Angel’s Food Market in Pasadena, Maryland. He served on the Mid-Atlantic Food Association’s board of directors for nine years and is a founding member of the Pasadena Business Association. Mr. Clocker is actively involved in the community as a supporter of local schools, athletic associations and scouting groups. Mr. Clocker is well qualified to serve as a member of the Company’s Board due to his business experience, knowledge of the Bank’s market and involvement in the communities served by the Bank.

F. William Kuethe, Jr. served as President and Chief Executive Officer of the Company and the Bank from 1995 until 2007 and is currently President Emeritus. He also served as a director of the Bank from 1960 through 1989. He was formerly President of Glen Burnie Mutual Savings Bank from 1960 through 1995. Mr. Kuethe, a former licensed appraiser and real estate broker, has banking experience at all levels. Mr. Kuethe is the father of Frederick W. Kuethe, III. Mr. Kuethe is well qualified to serve as a member of the Company’s Board due to his more than half century experience in community banking, detailed familiarity with the Company’s and the Bank’s business and industry and knowledge of the Bank’s market.

William N. Scherer, Sr. has been a member of the local business community since 1952 when he owned and operated an accounting and tax practice. He graduated from the Baltimore College of Commerce in 1949 with an Associate degree in Accounting. Mr. Scherer graduated from the Mt. Vernon School of Law in 1962 with a Degree of Bachelor of Laws and received a Juris Doctor from the University of Baltimore in 1970. He currently practices law in Glen Burnie where he specializes in wills and estates. He previously operated a food market, known as Scherer’s Market in Jessup, Maryland from 1960 to 2004. Mr. Scherer is past director of the Chartwell Golf and Country Club and past President of the Mariner Sands Chapel, Stuart, Florida. Presently, Mr. Scherer is chairman of the Audit Committee. Mr. Scherer is well qualified to serve as a member of the Company’s Board due to his extensive business and accounting experience, knowledge of the Bank’s market and involvement in the communities served by the Bank.

Karen B. Thorwarth is a Certified Insurance Counselor and a licensed insurance agent. She has 30 years of experience including commercial property and casualty insurance, marketing, and underwriting of commercial boat and pleasure yacht insurance. Mrs. Thorwarth is a member of the Society of Certified Insurance Counselors. Mrs. Thorwarth is well qualified to serve as a member of the Company’s Board due to her business experience, knowledge of the Company’s market and involvement in the communities served by the Bank.

John E. Demyan has been Chairman of the Board of the Company, the Bank and GBB Properties since 1995. He previously served as a director of the Company and the Bank from 1990 through 1994. He completed the Maryland Banking School in 1994. He is the owner and manager of commercial and residential properties in northern Anne Arundel County, Maryland. Mr. Demyan holds certificates as an airline transport pilot and flight instructor. He is an active volunteer with Angel Flight Mid-Atlantic, an organization that provides free air transportation for medical treatments to individuals who have exhausted their resources as a result of their medical condition. Mr. Demyan is a lifetime member of the 100 Club. Mr. Demyan is well qualified to serve as a member of the Company’s Board due to his familiarity with the Bank’s business and industry, knowledge of the Bank’s market and involvement in the communities served by the Bank.

Charles Lynch, Jr. is President of The General Ship Repair Corporation in Baltimore, Maryland and has over 30 years of experience in marine engineering and ship repair. He holds a Bachelor of Science degree in Industrial Engineering, with a minor in Ocean Engineering, from the University of Miami and serves on the Baltimore Maritime Museum’s Board of Directors. Mr. Lynch is well qualified to serve as a member of the Company’s Board due to his extensive business experience and knowledge of the Company’s market and involvement in the communities served by the Bank.

Frederick W. Kuethe, III has been a Vice President of the Company since 1995 and a director of the Bank since 1988. Mr. Kuethe has worked in software design and systems integration at Northrop Grumman Corp. since 1981. He is a graduate of the Maryland Banking School. Mr. Kuethe is the son of F. William Kuethe, Jr. Mr. Kuethe is well qualified to serve as a member of the Company’s Board due to his familiarity with the Bank’s business and industry and knowledge of the Bank’s market.

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Mary Lipin Wilcox is a recently retired teacher from the Anne Arundel County Public School system where she had been teaching at Belle Grove Elementary School in Brooklyn Park, Maryland. Mrs. Wilcox is actively involved in her church where she serves on the vestry board, as well as the community. She has served on the Glen Burnie Improvement Association’s Carnival Banking Committee for over 40 years and participated on other Carnival committees in the past. Ms. Wilcox is well qualified to serve as a member of the Company’s Board due to her knowledge of the Company’s market and involvement in the communities served by the Bank.

CORPORATE GOVERNANCE

The Board of Directors periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations which govern the Company’s operations.

Meetings and Committees of the Board of Directors

Board of Directors. The Board of Directors holds regular monthly meetings and special meetings as needed. During the year ended December 31, 2011, the Board met 12 times. No incumbent director attended fewer than 75% of the total number of meetings of the Board of Directors held during 2011 and the total number of meetings held by all committees on which the director served during such year. Board members are expected to attend the Annual Meeting of Stockholders, and all incumbent directors attended the 2011 Annual Meeting of Stockholders.

The Board has numerous committees, each of which meets at scheduled times, including the following committees:

Audit Committee. The Bank’s Audit Committee acts as the audit committee for the Company and currently consists of Directors William N. Scherer, Sr., Karen B. Thorwarth, Norman E. Harrison, Jr. and Thomas Clocker. During the year ended December 31, 2011, the Audit Committee met 13 times.

The Audit Committee monitors internal accounting controls, meets with the Bank’s Internal Auditor to review internal audit findings, recommends independent auditors for appointment by the Board, and meets with the Company’s independent auditors regarding these internal controls to assure full disclosure of the Company’s financial condition. Each member of the Audit Committee is independent, as defined in Rule 5605(a)(2) of the NASDAQ Stock Market Rules and under the criteria for independence set forth in Rule 10A-3(b)(1) promulgated by the Securities and Exchange Commission (SEC) under the Exchange Act, and otherwise meets the criteria for Audit Committee membership set forth in applicable NASDAQ rules. In addition, each member of the Audit Committee is able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement. Additionally at least one member of the Committee has employment experience in finance or accounting and the requisite professional certification in accounting, which results in the individual’s financial sophistication. The Audit Committee does not include an “audit committee financial expert” (as defined in applicable SEC rules), because the Board of Directors believes that the benefits provided by the addition to the Audit Committee of an individual who meets the SEC criteria at this time do not justify the cost of retaining such an individual.

The Board of Directors of the Company has adopted a written charter for the Audit Committee, which was included as an Appendix to the Company’s 2010 Proxy Statement.

Employee Compensation and Benefits Committee. The Bank’s Employee Compensation and Benefits Committee acts as the compensation committee for the Company and is composed of Directors F. William Kuethe, Jr., John E. Demyan, William N. Scherer, Sr., Frederick W. Kuethe, III, Thomas Clocker, Michael G. Livingston, Norman E. Harrison, Jr., and Karen Thorwarth. Messrs. Kuethe, Demyan, Kuethe and Livingston are not independent directors. This Committee met four times during 2011. The purpose of the Compensation Committee is to evaluate and ascertain the appropriateness of compensation levels pertaining to the officers of the Bank other than the Chief Executive Officer and the other executive officers of the Bank. The compensation levels of the Chief Financial Officer is recommended by the Chief Executive Officer for deliberation and approval of the Committee prior to submission to the full Board. The compensation levels of the Chief Executive Officer and the other executive officers of the Bank are reviewed by the full Board of Directors and must be approved by a majority of the independent directors. No executive officer is present during deliberations or voting on his compensation.

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Nominations. The independent members of the Company’s Board of Directors acts as a nominating committee for the annual selection of its nominees for election as directors, and the Board held one meeting during 2011 in order to make nominations for directors. The Board has not adopted a charter with respect to the nominating committee function. The Board of Directors believes that the interests of the Company’s shareholders are served by relegating the nominations process to the Board members who are independent from management. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from the Company’s stockholders for nominees, nor established any procedures for this purpose. In considering prospective nominees, the Board of Directors will consider the prospect’s relevant financial and business experience, familiarity with and participation in the Bank’s market area, the integrity and dedication of the prospect, his independence and other factors the Board deems relevant. The Board of Directors will apply the same criteria to nominees recommended by stockholders as those recommended by the Board. Nominations by stockholders must comply with certain informational requirements set forth in Article III, Section 1 of the Company’s Bylaws. See “Stockholder Proposals” elsewhere in this Proxy Statement.

Director Compensation

Director’s Fees. Currently, all directors are paid a fee of $1,000 for each combined regular or special meeting of the Company and the Bank attended, with fees paid for one excused absence. In addition to the foregoing director’s fees, Mr. Demyan is compensated at the rate of $35,000 per annum for the additional responsibilities of serving as the Chairman of the Board. Directors (other than F. William Kuethe, Jr., Mr. Demyan and Mr. Livingston who receive no fees for committee meetings) are paid an additional $300 chairman fee or $200 member fee, as applicable, for each committee meeting. Directors are also eligible for annual bonuses.

Executive and Director Deferred Compensation Plan. The Bank’s Executive and Director Deferred Compensation Plan was terminated effective December 31, 2008, at which time two directors participated in this plan. Under the terms of the plan, participating directors could elect to defer all or a portion of their fees on a pre-tax basis. Deferred fees are held in a trust account and invested as directed by the participant. Participants are fully vested in their accounts at all times and may elect to have their accounts paid out in a lump sum or in equal installments over a period of five, ten or fifteen years beginning on a date no earlier than three years after the initial deferral election. Upon a participant’s death, any amounts remaining in their account will be paid to their beneficiaries.

The following table summarizes the compensation paid to directors other than those included in the Summary Compensation Table below, for the fiscal year ended December 31, 2011:

Name	Fees Earned or Paid in Cash(1)	All Other Compensation	Total
(a)	(b)	(g)	(h)
Thomas Clocker	$22,600	—	$22,600
William N. Scherer, Sr.	$22,900	—	$22,900
Karen B. Thorwarth	$21,700	—	$21,700
John E. Demyan(2)	$54,108	$13,487	$67,595
F. William Kuethe, Jr.(3)	$79,185	$24,647	$103,832
Charles Lynch, Jr.	$18,600	—	$18,600
F. W. Kuethe, III	$28,800	—	$28,800
Mary Lou Wilcox	$18,300	—	$18,300
Shirley E. Boyer(4)	$22,100	—	$22,100
Norman E. Harrison, Jr.	$21,800	—	$21,800
Edward L. Maddox	$20,000	—	$20,000

(1)	Includes a $3,000 year-end bonus paid to each Director other than Mr. Demyan.
(2)	Mr. Demyan’s fees earned includes a partial year-end bonus of $7,000, and his other compensation consists of: $5,519 employee health plan benefits (including health and dental); $2,757 as a 5% employer contribution, $190 as an employer matching contribution, and $3,535 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $1,026 representing the dollar value to Mr. Demyan of premiums on a term life insurance policy for his benefit; $97 for term life insurance benefits, $323 for disability insurance benefits, and $40 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.
(3)	Mr. Kuethe’s fees earned includes a partial year-end bonus of $7,000, and his other compensation consists of: $4,559 as a 5% employer contribution, $1,263 as an employer matching contribution, and $5,846 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $12,307 representing the dollar value to Mr. Kuethe of premiums on a term life insurance policy for his benefit; $27 for term life insurance benefits, , and $645 for disability insurance benefits under the Bank’s sponsored benefits plans available to all employees.

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(4)	Ms. Boyer resigned from the Board effective March 19, 2012.

Transactions with Management

Certain directors, executive officers and significant stockholders of the Company, and members of their immediate families, were depositors, borrowers or customers of the Bank in the ordinary course of business during 2011. Similar transactions are expected to occur in the future. All such transactions were made in the ordinary course of business of the Bank and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collection or present other unfavorable features.

The Bank’s Internal Audit/Compliance Department reviews all loan transactions with directors, officers and employees of the Bank and members of their immediate families to ensure that they are fair and reasonable, on market terms, on an arms-length basis and comply with all applicable regulations including Federal Reserve Board Regulation O which governs such loans. The Internal Audit/Compliance Department also provides the Board of Directors with semi-annual reports of all loans outstanding to employees, officers, and directors which reports are reviewed by the entire Board at a regularly scheduled meeting.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is designed to promote the highest standards of ethical conduct by the Company’s and the Bank’s directors, executive officers and employees. The Code of Business Conduct and Ethics has been posted on the Bank’s website, www.thebankofglenburnie.com.

Communications with the Board

The Board of Directors has not established a formal process for stockholders to send communications to the Board. Due to the infrequency of stockholder communications to the Board, the Board does not believe that a formal process is necessary. Furthermore, all of the Company’s Board members are residents of the communities served by the Bank and where most of the Company’s stockholders reside, and therefore are accessible to the great majority of the Company’s stockholders.

Leadership Structure and Risk Oversight

While the Board believes that there are various structures which can provide successful leadership to the Company, we currently have separate individuals serving in the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership of the Company, while the Chairman of the Board provides guidance to the CEO and presides over meetings of the full Board. This structure is appropriate at this time to the Company’s business because it reflects the Company and industry experience and vision brought to the Board of Directors by the Chairman, and the day-to-day management direction of the Company under our CEO.

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. To do this, the Chairman of the Board meets regularly with management to discuss strategy and the risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The Chairman of the Board and independent members of the Board work together to provide strong, independent oversight of the Company's management and affairs through its standing committees and, when necessary, special meetings of independent directors.

SECURITIES OWNERSHIP OF MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of the shares of Common Stock as of the Record Date by (i) each executive officer of the Company named in the Summary Compensation Table included elsewhere in this Proxy Statement, (ii) each current director and each nominee for election as a director and (iii) all directors and executive officers of the Company as a group.

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Name	Amount And Nature of Beneficial Ownership (1)		Percent of Class
F. William Kuethe, Jr.	65,684	(2)	2.41%
Thomas Clocker	12,532	(3)	0.46%
William N. Scherer, Sr.	18,010	(4)	0.66%
Karen B. Thorwarth	2,322		0.09%
John E. Demyan	283,782	(5)	10.41%
F. W. Kuethe, III	156,502	(6)	5.74%
Mary Lou Wilcox	2,898		0.11%
Michael G. Livingston	4,603	(7)	0.17%
Norman E. Harrison, Jr.	2,558	(8)	0.09%
Charles Lynch, Jr.	35,191	(9)	1.29%
Edward L. Maddox	22,742	(10)	0.83%
John E. Porter	1,307	(11)	0.05%
Barbara J. Elswick	3,682	(11)	0.14%
Joyce A. Ohmer	2,714	(11)	0.10%
All directors, nominees and executive officers as a group (14 persons)	614,527		22.54%

(1)	Rounded to nearest whole share. For the definition of “beneficial ownership,” see footnote (1) to the table in the section entitled “Voting Securities and Principal Holders Thereof.” Unless otherwise noted, ownership is direct and the named individual has sole voting and investment power.
(2)	Includes 20,242 shares held jointly with others and 32,160 shares held by The Kuethe Family Trust, of which he and his spouse are trustees.
(3)	Includes 9,233 shares as to which he shares voting and investment power.
(4)	Includes 17,960 shares as to which he shares voting and investment power.
(5)	See footnote (2) to the table in the section entitled “Voting Securities and Principal Holders Thereof”.
(6)	See footnote (3) to the table in the section entitled “Voting Securities and Principal Holders Thereof”.
(7)	Includes 4,459 shares to which he shares voting and investment power.
(8)	Includes 1,694 shares owned jointly with spouse.
(9)	Includes 10,317 shares held for the benefit of two minor children and 2,236 shares held by Mrs. Lynch. Each disclaims beneficial ownership to the shares owned individually by the other.
(10)	Includes 16,171 shares as to which he shares voting and investment power.
(11)	Shares owned jointly with spouse.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to regulations promulgated under the Exchange Act, the Company’s officers, directors and persons who own more than ten percent of the outstanding Common Stock (“Reporting Person”) are required to file reports detailing their ownership and changes of ownership in such Common Stock, and to furnish the Company with copies of all such reports. Based on the Company’s review of such reports which the Company received during the last fiscal year, or written representations from Reporting Persons that no annual report of change in beneficial ownership was required, the Company believes that, with respect to the last fiscal year, all persons subject to such reporting requirements have complied with the reporting requirements.

EXECUTIVE COMPENSATION

Summary Compensation Table

The individual who served as the Company’s Chief Executive Officer during 2011 as well as the individual who served as the Company’s Chief Financial Officer during 2011 and the Company’s two most highly compensated employees whose total compensation during 2010 and 2011 exceeded $100,000 are referred to in this Proxy Statement as the “named executive officers”. The following table sets forth information regarding the total compensation paid or earned by the named executive officers for the fiscal years ended December 31, 2011 and 2010:

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Name and Principal Position	Year	Salary		Bonus	All Other Compensation		Total
(a)	(b)	(c)		(d)	(i)		(j)

Michael Livingston	2011	$253,056	(1)	$9,000	$44,003	(2)	$306,059
President and Chief	2010	$228,923	(1)	$20,000	$44,246		$293,169
Executive Officer
John E. Porter	2011	$117,366		$1,812	$37,788	(3)	$156,966
Senior Vice President and Chief Financial Officer	2010	$112,192		$7,500	$38,287		$157,979
Barbara Elswick	2011	$120,719		$1,825	$20,159	(4)	$142,702
Senior Vice President and Chief	2010	$107,391		$7,693	$16,859		$131,943
Lending Officer
Joyce Ohmer	2011	$112,243		$1,651	$19,725	(5)	$133,619
Senior Vice President – Branch	2010	$101,149		$7,310	$17,299		$125,758
Administration

(1)	Mr. Livingston’s salary includes $12,000 in directors’ fees.
(2)	Mr. Livingston’s “Other Compensation” for 2011 consisted of: $12,250 as a 5% employer contribution, $3,675 as an employer matching contribution, and $15,707 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $1,415 representing the dollar value to Mr. Livingston of the premiums on a term life insurance policy for his benefit; and $9,542 health plan benefits, $108 term life insurance benefits, $1,266 disability insurance benefits, and $40 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees. Mr. Livingston’s “Other Compensation” for 2010 consisted of: $12,250 as a 5% employer contribution, $3,675 as an employer matching contribution, and $13,498 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $445 representing the dollar value to Mr. Livingston of the premiums on a term life insurance policy for his benefit; and $13,090 health plan benefits, $108 term life insurance benefits, $1,140 disability insurance benefits, and $40 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.
(3)	Mr. Porter’s “Other Compensation” for 2011 consisted of: $4,268 as compensation to adjust for an adverse change in the Bank’s pension plan upon conversion from a defined benefit plan to a defined contribution plan (a “make whole contribution”); $6,416 as a 5% employer contribution, $1,834 as an employer matching contribution, and $8,228 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $1,132 representing the dollar value to Mr. Porter of the premiums on a term life insurance policy for his benefit; and $14,496 health plan benefits (including health and dental), $108 term life insurance benefits, $1,266 disability insurance benefits, and $40 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees. Mr. Porter’s “Other Compensation” for 2010 consisted of: $4,268 as compensation to adjust for an adverse change in the Bank’s pension plan upon conversion from a defined benefit plan to a defined contribution plan (a “make whole contribution”); $6,210 as a 5% employer contribution, $1,797 as an employer matching contribution, and $6,211 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $252 representing the dollar value to Mr. Porter of the premiums on a term life insurance policy for his benefit; and $18,327 health plan benefits (including health and dental), $108 term life insurance benefits, $1,074 disability insurance benefits, and $40 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.
(4)	Mrs. Elswick’s “Other Compensation” for 2011 consisted of: $6,228 as a 5% employer contribution, $1,692 as an employer matching contribution, $61 as a make whole contribution, and $7,986 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $1,212 representing the dollar value to Mrs. Elswick of the premiums on a term life insurance policy for her benefit; and $1,300 for the medical opt-out, $297 health plan benefits (including dental), $108 term life insurance benefits, $1,235 disability insurance benefits, and $40 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees. Mrs. Elswick’s “Other Compensation” for 2010 consisted of: $5,774 as a 5% employer contribution, $1,857 as an employer matching contribution, $61 as a make whole contribution, and $6,362 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $340 representing the dollar value to Mrs. Elswick of the premiums on a term life insurance policy for her benefit; and $1,300 for the medical opt-out, $108 term life insurance benefits, $1,017 disability insurance benefits, and $40 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.
(5)	Mrs. Ohmer’s “Other Compensation” for 2011 consisted of: $5,695 as a 5% employer contribution, $1,684 as an employer matching contribution, $1,294 as a make whole contribution, and $7,302 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $1,132 representing the dollar value to Mrs. Ohmer of the premiums on a term life insurance policy for her benefit; and $1,300 for the medical opt-out, $108 term life insurance benefits, $1,170 disability insurance benefits, and $40 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees. Mrs. Ohmer’s “Other Compensation” for 2010 consisted of: $5,503 as a 5% employer contribution, $1,713 as an employer matching contribution, $1,294 as a make whole contribution, and $6,063 as a Company profit sharing contribution to The Bank of Glen Burnie 401(K) Profit Sharing Plan; $302 representing the dollar value to Mrs. Ohmer of the premiums on a term life insurance policy for her benefit; and $1,300 for the medical opt-out, $108 term life insurance benefits, $976 disability insurance benefits, and $40 employee assistance program benefits under the Bank’s sponsored benefits plans available to all employees.

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Change in Control Severance Plan

The Company and the Bank maintain a Change in Control Severance Plan. All employees, including the named executive officers, and Board members of the Company, the Bank and affiliates of the Company or Bank who, on the date of a change in control, are not parties to an employment agreement or change in control severance agreement with the applicable employer, are eligible to participate in the Plan. A “change in control” is defined as any one of the following events: (i) the acquisition of ownership, holding or power to vote more than 25% of the Company’s voting stock, (ii) the acquisition of the ability to control the election of a majority of the Bank’s or the Company’s directors, (iii) the acquisition of a controlling influence over the management or policies of the Bank or the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Exchange Act, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors of the Bank or the Company (excluding individuals whose election or nomination for election as a member of the existing board was approved by a vote of at least two-thirds of the continuing directors then in office) cease for any reason to constitute at least two-thirds thereof.

Under the terms of the Plan, in the event the individual voluntarily terminates his employment within two years following a change in control, or in the event the individual’s employment is terminated by the Bank (or its successor) for any reason, other than cause, within two years following a change in control, the individual is entitled to receive the benefits specified in the Plan based on the individual’s position with the employer and, in some instances, years of service on the date of the change in control. The payment will be made either in a lump sum or in installments, at the option of the individual. Under the Plan, upon a change in control Mr. Livingston would receive an amount equal to the aggregate present value of 2.99 times his average annual taxable compensation from the Company for the prior five complete years, and Mr. Porter, Mrs. Elswick and Mrs. Ohmer would receive an amount equal to 130 weeks of their gross weekly salary as of the date of termination. In addition, Mr. Porter, Mrs. Elswick and Mrs. Ohmer would receive $10,000 toward the premiums for their COBRA medical insurance coverage following the termination of employment if they elect to receive COBRA benefits. The aggregate present value of Mr. Porter’s, Mrs. Elswick’s and Mrs. Ohmer’s cash payment and COBRA benefits may not exceed 2.99 times their average annual taxable compensation from the Company for the prior five complete years.

If change in control payments would be triggered today, the named executive officers would receive the following amounts: Mr. Livingston, $618,813, and Mr. Porter, Mrs. Elswick and Mrs. Ohmer, $310,317, $286,016 and $273,685, respectively, plus $10,000 each toward COBRA coverage.

Employee Stock Purchase Plan

All employees, including the named executive officers, are eligible to participate in the Company’s Employee Stock Purchase Plan at levels determined by the Bank’s human resources department and commensurate with each employee’s salary level. The Board believes that by making shares of the Company’s stock available to employees at a discounted price, employees become vested in the successful financial performance of the Bank and the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the annual audited financial statements of the Company and its subsidiaries.

The Audit Committee has discussed with TGM Group LLC, the independent auditors for the Company for 2011, the matters required to be discussed by Statement on Auditing Standards 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Rule 3526, Communication with Audit Committees Concerning Independence, as adopted by the Public Company Accounting Oversight Board and has discussed with the independent auditors the independent auditors’ independence.

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Based on the foregoing review and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year 2011 for filing with the Securities and Exchange Commission.

Audit Committee
William N. Scherer, Sr., Chairman	Norman E. Harrison, Jr.
Karen B. Thorwarth	Thomas Clocker

PROPOSAL II — AUTHORIZATION FOR APPOINTMENT OF AUDITORS

Selection of Auditors

TGM Group LLC, which was the Company’s independent auditing firm for the 2011 fiscal year, is expected to be retained by the Audit Committee of the Board of Directors to be the Company’s independent auditors for the 2012 fiscal year. A representative of TGM Group LLC is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement if he or she so desires. The Board of Directors recommends a vote FOR the proposal to authorize the Board of Directors to accept the selection of the Audit Committee of an outside auditing firm for the ensuing year.

Disclosure of Independent Auditor Fees

The following is a description of the fees billed to the Company by TGM Group LLC (“TGM”) during the years ended December 31, 2010 and 2011:

Audit Fees.  Audit fees include fees paid by the Company to TGM in connection with the annual audit of the Company’s consolidated financial statements, and review of the Company’s interim financial statements. Audit fees also include fees for services performed by TGM that are closely related to the audit and in many cases could only be provided by our independent auditors. Such services include consents related to SEC and other regulatory filings. The aggregate fees billed to the Company by TGM for audit services rendered to the Company for the years ended December 31, 2010 and December 31, 2011 totaled $99,291 and $113,916, respectively.

Audit Related Fees.  Audit related services include accounting consultations and employee benefit plan audits. The aggregate fees billed to the Company by TGM for audit related services rendered to the Company for the years ended December 31, 2010 and December 31, 2011 totaled $10,570 and $10,919, respectively.

Tax Fees.  Tax fees include corporate tax compliance, counsel and advisory services. The aggregate fees billed to the Company by TGM for the tax related services rendered to the Company for the years ended December 31, 2010 and December 31, 2011 totaled $6,357 and $5,487, respectively.

All Other Fees.  The aggregate fees billed to the Company by TGM for all other services rendered to the Company for matters such as general consulting services and services in connection with annual and special meetings of stockholders for the years ended December 31, 2010 and December 31, 2011 totaled $4,412 and $5,277, respectively.

Approval of Independent Auditor Services and Fees

The Company’s Audit Committee reviews all fees charged by the Company’s independent auditors, and actively monitors the relationship between audit and non-audit services provided. The Audit Committee must pre-approve all audit and non-audit services provided by the Company’s independent auditors and fees charged.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the named proxies.

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MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefore.

The Company’s 2011 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on the Record Date with this Proxy Statement. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. A copy of the Company’s Form 10-K for the fiscal year ended December 31, 2011 as filed with the Securities and Exchange Commission will be furnished without charge to stockholders as of the Record Date upon written request to Chief Financial Officer, Glen Burnie Bancorp, 101 Crain Highway, S.E., Glen Burnie, Maryland 21061.

STOCKHOLDER PROPOSALS

Any stockholder desiring to present a proposal at the 2013 Annual Meeting of Stockholders and wishing to have that proposal included in the proxy statement for that meeting must submit the same in writing to the Secretary of the Company at 101 Crain Highway, S.E., Glen Burnie, Maryland 21061, in time to be received by December 19, 2012. The persons designated by the Company to vote proxies given by stockholders in connection with the Company’s 2013 Annual Meeting of Stockholders will not exercise any discretionary voting authority granted in such proxies on any matter not disclosed in the Company’s 2013 proxy statement with respect to which the Company has received written notice no later than March 3, 2013 that a stockholder (i) intends to present such matter at the 2013 Annual Meeting, and (ii) intends to and does distribute a proxy statement and proxy card to holders of such percentage of the shares of Common Stock required to approve the matter. If a stockholder fails to provide evidence that the necessary steps have been taken to complete a proxy solicitation on such matter, the Company may exercise its discretionary voting authority if it discloses in its 2013 proxy statement the nature of the proposal and how it intends to exercise its discretionary voting authority.

BY ORDER OF THE BOARD OF DIRECTORS

Barbara J. Elswick
secretary

Glen Burnie, Maryland

April 17, 2012

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☒ please mark votes	REVOCABLE PROXY
as in this example	GLEN BURNIE BANCORP
2012 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints F. William Kuethe, Jr., John E. Demyan, and William N. Scherer, Sr., or a majority of them, with full powers of substitution, as attorneys-in-fact and agents for the undersigned, to vote all shares of Common Stock of Glen Burnie Bancorp which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at Michael’s Eighth Avenue, 7220 Grayburn Drive, Glen Burnie, Maryland on Thursday, May 10, 2012 at 2:00 p.m., Eastern Time (the “Annual Meeting”), and at any and all adjournments thereof, as indicated below and as determined by a majority of the named proxies with respect to any other matters presented at the Annual Meeting.

	FOR	VOTE WITHHELD	FOR EXCEPT
1. To elect as directors all nominees listed below:	☐	☐	☐
Norman E. Harrison, Jr.
Michael G. Livingston
Edward L. Maddox

INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY LISTED NOMINEE, MARK THE FOR EXCEPT BOX AND INSERT THAT NOMINEE’S NAME ON THE LINE PROVIDED BELOW.

	FOR	AGAINST	ABSTAIN
2. To authorize the Board of Directors to accept the auditors selected by the Audit Committee for the 2012 fiscal year	☐	☐	☐

The Board of Directors recommends a vote “FOR” the above listed propositions.

if you plan to attend the annual meeting, please check this box        ☐

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE NOMINEES AND FOR PROPOSAL 2. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE NAMED PROXIES. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.

Please be sure to sign and date this Proxy here.

Date _________________

____________________________	________________________________
Stockholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

GLEN BURNIE BANCORP

Should the above signed be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The above signed hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the above signed. The above signed acknowledges receipt from the Company prior to the execution of this proxy of notice and a proxy statement and a 2011 Annual Report to stockholders for the annual meeting.

Please sign exactly as your name appears on the envelope in which this proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED